SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE DEF 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                 Nations Government Income Term Trust 2003, Inc.
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:   N/A
                                                                        --------
     2)  Aggregate number of securities to which transaction applies:    N/A
                                                                     ---------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction: N/A
                                                         -----
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                        -----
( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: N/A
                                -----
     2)  Form, Schedule, or Registration Statement No.: N/A
                                                       -----
     3)  Filing Party: N/A
                      -----
     4)  Date Filed: N/A
                    -----

                           (Unifi logo appears here)

                           7201 West Friendly Avenue
                       Greensboro, North Carolina 27410
                                                             September 26, 2000


TO THE SHAREHOLDERS OF
 UNIFI, INC.

     The Annual Meeting of the Shareholders of your Company will be held at 10:00 A.M. on Thursday, October 26, 2000, at the Company's Plant T-5 facility located at 1641 Shacktown Road, in Yadkinville, North Carolina. The Notice of the Annual Meeting and the Proxy Statement containing detailed information about the business to be transacted at the meeting, as well as a form of proxy, are enclosed.

     Detailed information relating to the Company's activities and operating performance is contained in our 2000 Annual Report on Form 10-K, which is also enclosed.

     You are cordially invited to attend the Annual Meeting of the Shareholders in person. We would appreciate your signing and returning your proxy in the enclosed postage-paid return envelope so that your shares can be voted in the event you are unable to attend the meeting. Your proxy will be returned to you if you are present at the meeting and so request.

                                        Sincerely,

                                       /s/ G. Allen Mebane, IV

                                        G. ALLEN MEBANE, IV
                                        Chairman of the Board of Directors

                           (Unifi logo appears here)

                            7201 West Friendly Avenue
                       Greensboro, North Carolina 27410

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON OCTOBER 26, 2000

TO THE SHAREHOLDERS OF UNIFI, INC.:

     The Annual Meeting of the Shareholders of Unifi, Inc. will be held at the corporation's Plant T-5 facility at 1641 Shacktown Road, in Yadkinville, North Carolina, on Thursday, October 26, 2000, at 10:00 A.M. Eastern Daylight Savings Time, for the following purposes:

1. To elect as directors of the corporation those nominees listed in the accompanying Proxy Statement;

2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors, under the provisions of the Bylaws, has fixed the close of business on September 18, 2000, as the record date for determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. The transfer books of the Corporation will not be closed.

     YOUR VOTE IS IMPORTANT and the Board of Directors would appreciate your signing and returning the accompanying proxy card promptly. A proxy may be revoked by the Shareholder at any time before it is exercised.

                                  BY ORDER OF THE BOARD OF DIRECTORS:

                                  /s/ Clifford Frazier, Jr.

                                  CLIFFORD FRAZIER, JR.
                                     Secretary

Greensboro, North Carolina
September 26, 2000

                            (Unifi logo appears here)

                           7201 West Friendly Avenue
                       Greensboro, North Carolina 27410

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

     This solicitation of the enclosed proxy is made by the Board of Directors (the "Board") of Unifi, Inc. (the "Company") for use at the Annual Meeting of the Shareholders to be held Thursday, October 26, 2000, at 10:00 A.M. Eastern Daylight Savings Time, at the Company's Plant T-5 facility located on 1641 Shacktown Road in Yadkinville, North Carolina, or at any adjournment or adjournments thereof. This statement and the form proxy will first be mailed to the shareholders entitled to notice of the Annual Meeting on or about September 26, 2000.

     The expense of this solicitation will be borne by the Company. Solicitations of proxies may be made in person, by mail or other telephone, telegraph or electronic means by directors, officers and regular employees of the Company who will not be specifically compensated in such regard. In addition, the Company has retained D. F. King & Company to assist in the solicitation of proxies and will pay such firm a fee estimated not to exceed $6,500 plus reimbursement of expenses. Arrangements will be made with brokers, nominees and fiduciaries to send proxies and proxy materials, at the Company's expense, to their principals.

     The Company's common stock, par value $.10 per share (common stock) is the only type of stock of the Company. Shareholders of record, as of the close of business on September 18, 2000, will be entitled to notice of and to vote at the meeting or any adjournment thereof. On August 24, 2000, the Company had outstanding approximately 54,526,659 shares of its common stock. Each share of the Company's common stock entitles the holder to one vote with respect to all matters coming before the meeting and all of such shares vote as a single class.

     All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made with respect to the matter to be acted upon, the shares represented by the proxies will be voted in favor of Proposal No. 1, the election as directors of those nominees named in this proxy statement. If the enclosed form of proxy is executed and returned it may, nevertheless, be revoked at any time before it is voted by written notice to the secretary of the Company or by the shareholder personally attending and voting his or her shares at the meeting.

                               VOTING OF SHARES

     The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy at this meeting, will constitute a quorum for the transaction of business. New York law and the Company's By-Laws require the presence of a quorum at Annual Meetings. Votes withheld from director nominees and abstentions are counted as present for purposes of determining a quorum.

     Each share represented is entitled to one vote on all matters properly brought before the meeting. Please specify your choice by marking the appropriate boxes on the enclosed proxy card and signing it. Directors shall be elected by a plurality of the votes cast by the shareholders at a meeting in which a quorum was present. Therefore, shares not voted and broker non-votes will have no affect on the election of directors.

              INFORMATION RELATING TO PRINCIPAL SECURITY HOLDERS

     The following table sets forth information, as of August 24, 2000 (unless otherwise set forth in the footnotes), with respect to each person known or believed by the Company to be the beneficial owner, having sole voting and/or investment power (other than as set forth below) of more than five percent (5%) of the Company's common stock and the Company's directors and officers as a group.

Name and Address of More                        Amount and Nature     Percent of
  than 5% Owners                               Beneficially Owned       Class
-------------------------------------------   --------------------   -----------
FMR Corp. (a)                                      4,178,100             7.06%
82 Devonshire Street
Boston, MA 02109

Wachovia Corporation (b)                           3,587,363             6.06%
100 North Main Street
Winston-Salem, NC 27104

AXA and Equitable Companies Incorporated,          5,730,300             9.70%
and their respective subsidiaries,
1290 Avenue of the Americas
New York, NY 10104(c)

All Directors and Executive                        4,804,368             8.85%
Officers and Nominees for Directors,
as a group on August 24, 2000 (d)

----------
(a) As indicated in its Schedule 13G, dated February 14, 2000, by FMR Corp, a holding company and its subsidiaries, may be deemed to beneficially own 4,178,100 shares by virtue of having sole voting power over 299,800 shares and sole power to dispose or to direct the disposition of 4,178,100 shares.

(b) As indicated in its Schedule 13G, dated February 14, 2000, Wachovia Corporation and its wholly-owned subsidiary Wachovia Bank, N.A., as Trustee, may be deemed to beneficially own 3,587,363 shares by virtue of having sole voting power over 2,435,607 shares, shared voting power over 1,090,219 shares, sole dispositive power over 2,789,031 shares, and shared dispositive power over 794,582 shares.

(c) As indicated in its Schedule 13G, dated March 31, 2000, AXA, a holding company and its subsidiaries, and Equitable Companies Incorporated, a holding company and its subsidiaries, under a joint filing agreement, held sole voting power over 3,565,900 shares, shared voting power over 2,100,000 shares, sole dispositive power over 5,729,700 shares, and shared dispositive power over 600 shares.

(d) This amount includes the 1,386,222 shares of the common stock of the Company which could be acquired through the exercise of stock options within sixty (60) days after June 25, 2000, and restricted shares, which have voting rights, issued during the last fiscal year. Additional information regarding stock options is provided on pages 8-12.

     Cede & Co. , as of August 24, 2000, the nominee of the Depository Trust Company, New York, New York, which provides custodial service for various institutions such as banks and brokerage firms, was the record holder of 49,727,394 shares of the Company's common stock representing 91.20% of the outstanding shares of said stock. The Company does not believe that any of these shares were owned beneficially by Cede & Co.

     The definition of "beneficial ownership" referred to herein is that the owner listed has either the voting or investment power, or both, alone or shared with others over the number of shares shown, and options beneficially owned under Rule 13d-3.

                             ELECTION OF DIRECTORS

General Information --

     The Board of Directors presently consists of 11 members. The directors are divided into three classes; Class 1 consists of four (4) directors; Class 2 consisting of three (3) directors; and Class 3 consisting of four (4) directors. The term of each class is staggered so that the term of one class expires at each Annual Meeting of the Shareholders. A director shall hold office until the Annual Meeting for the year in which his term expires and until his successor shall be elected and qualified, subject to his prior death, resignation, retirement or removal from office.

     The term of office of the current directors serving as Class 3 directors will expire at this annual meeting and, except as otherwise indicated below, the term of office for the current directors serving in Class 1 and Class 2 will expire at the 2001 and 2002 Annual Meetings of the Shareholders, respectively, until their successors are elected and qualified.

     All the nominees for election are presently serving and have consented to be named in this proxy statement and to serve, if elected. If for any reason any of the nominees should not be a candidate for election at the time of the meeting, the proxy will be voted for substitute nominees designated by the Board of Directors. The Board does not anticipate that any of the nominees will be unavailable. The nominees and directors continuing in office will normally hold office until the Annual Meeting of the shareholders in the year indicated.

     Listed below are the names of the four nominees to serve as Class 3 directors, and the seven incumbent directors who will be continuing in office following this meeting, together with: 1) their ages; 2) their principle occupation during the past five years; 3) any other directorships they hold with companies having securities registered under the Securities and Exchange Act of 1934 (the "1934 Act"); 4) the years during which their consecutive terms as directors of the Company first commenced; 5) the number of beneficially owned shares of common stock of the Company for each director and nominee, being set forth on the table beginning on page 5.

                      NOMINEES FOR ELECTION AS DIRECTORS

Class 3 Directors -- Nominees for Election to Terms Expiring the 2003 Annual
Meeting:

     G. ALLEN MEBANE, (70), is Chairman of the Board of Directors of Unifi, Inc., Greensboro, North Carolina. He was co-founder of the Company in 1971, has been a member of the Board of Directors since said date and became Chairman of the Board in 1977. He served as President and Chief Executive Officer of the Company from 1971 until 1985 and in January 1999 was again elected as Chief Executive Officer and served until January 26, 2000. He is a member of the Company's Executive Committee (Chair). He has announced that he will retire as Chairman of the Board of Directors effective at the end of the October 26, 2000 Annual Meeting of the Board of Directors.

     BRIAN R. PARKE, (52), President and Chief Executive Officer of Unifi, Inc., Greensboro, North Carolina. He became an employee of the Company in 1984, served as President of Unifi Textured Yarns Europe (UTYE) in Ireland from October 1997 until January 20, 1999, when he moved to the U.S. and became President and Chief Operating Officer of the Company. He was elected a director of the Company by the Board of Directors on July 22, 1999, and by the shareholders on October 21, 1999, and was elected President and Chief Executive Officer in January 2000. He is a member of the Company's Executive Committee.

     J.B. DAVIS (56), is President and Chief Executive Officer of
Klaussner-Furniture Industries, Inc., Asheboro, North Carolina. He has been an Executive Officer and Director of Klaussner Furniture Industries, Inc. since February 1970 and was elected as President and Chief Executive Officer in 1981. He has been a Director of the Company since 1996, and is a member of the Company's Executive Committee and Corporate Governance Committee.

     R. WILEY BOURNE, JR. (63), Retired Vice-Chairman and Executive Vice President of Eastman Chemical Company, Kingsport, Tennessee. He serves on the boards of the East Tennessee State University Foundation and School of Medicine, the Sloan School of the Massachusetts Institute of Technology, and Tennessee Wesleyan College. He has been a Director of the Company since 1997, and is a member of the Company's Corporate Governance Committee and the Audit Committee (Chair).

                         DIRECTORS REMAINING IN OFFICE

Class 1 Directors -- Terms Expiring in 2001:

     DONALD F. ORR, (56), is chairman of Sweet Pea Capital, Greensboro, North Carolina, an investment capital firm, which was formed in November, 1978. He is a Vice Chairman of the Moses H. Cone Health System, Chairman of the Advisory Board of the Duke Eye Institute, and a Director of the U.S. Trust Company of North Carolina and Arrow Paper Products Company. He has been a Director of the Company since 1988, and is a member of the Company's Executive Committee, Audit Committee, and Compensation Committee (Chair). Mr. Orr has been elected by the Board of Directors to become Chairman of the Board effective as of the end of the October 26, 2000 Annual Meeting of the Board of Directors.

     ROBERT A. WARD, (58), Unifi, Inc., Greensboro, North Carolina. He is a Director of Mid Carolina Bank. He was an Executive Officer of the Company from 1971 to 1996, has served on various committees of the Board, has been a Director of the Company since 1971 and is an ex-officio member of the Company's Audit Committee.

     G. ALFRED WEBSTER, (52), Executive Vice President of Unifi, Inc., Greensboro, North Carolina. He has been an Executive Officer of the Company since 1985, a Director since 1986, and is a member of the Company's Executive Committee.

     SIR RICHARD GREENBURY, (63), has been an officer and director of Marks and Spencer Plc, London, England, a global retail firm, since 1986 and Chief Executive Officer of said company since April 1991. He has been a Non-Executive Director of Lloyds Bank Plc from 1992 through 1997, is a Non-Executive Director of Zeneca Plc from 1993, and was elected a director of the Company by the Board of Directors on July 22, 1999 and by the shareholders on October 21, 1999, and is a member of the Company's Corporate Governance Committee.

Class 2 Directors -- Terms Expiring in 2002

     CHARLES R. CARTER, (68), Retired Minister of the Forest Hills Presbyterian Church, High Point, North Carolina, which position he held from 1967 to 1997. He has been a Director of the Company since 1982, and is a member of the Company's Compensation Committee, Audit Committee and Corporate Governance Committee (Chair).

     JERRY W. ELLER, (60), Retired Executive Vice President of Unifi, Inc., Yadkinville, North Carolina. He was an Executive Officer of the Company from 1981 until his retirement on July 1, 2000, and has been a Director of the Company since 1985, and is a member of the Company's Executive Committee.

     KENNETH G. LANGONE, (65), an Investment Banker, President and Chief Executive Officer of Invemed Associates, Inc., an investment banking firm, New York, New York, since 1974. He is a Director of GE, DBT Online, Inc., The Home Depot, Inc., and TRICON Global Restaurants. He has been a Director of the Company since 1969, and is a member of the Company's Compensation Committee.

                        SECURITY HOLDING OF DIRECTORS,
                        NOMINEES AND EXECUTIVE OFFICERS

                                                          Amount and Nature of     Percentage of
Directors                                               Beneficial Ownership (1)     Ownership
------------------------------------------------------ -------------------------- --------------
    Kenneth G. Langone (2)                                      2,195,000              4.04%
    G. Allen Mebane (3)                                         1,002,972              1.85%
    Brian R. Parke (5)                                            147,699                (4)
    Jerry W. Eller (6)                                            527,143                (4)
    G. Alfred Webster (7)                                         282,081                (4)
    Charles R. Carter (8)                                          52,167                (4)
    Donald F. Orr (9)                                             183,030                (4)
    Robert A. Ward (10)                                           199,583                (4)
    R. Wiley Bourne, Jr. (11)                                      17,986                (4)
    J. B. Davis (12)                                               36,666                (4)
    Sir Richard Greenbury                                              --                --
    Willis C. Moore, III (13)                                      82,747                (4)
    Stewart Q. Little (14)                                         77,294                (4)
    All Directors and Executive Officers and Nominees
    for Directors [13 persons] (15)                             4,804,368              8.85%

----------
 (1) All shares are owned directly and with sole voting and dispositive power, except as otherwise noted. Ownership is as of August 24, 2000 and excludes restricted stock awards granted after the end of the Company's fiscal year.

 (2) Includes 6,666 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, 135,000 shares owned by Invemed Associates, Inc., in which Mr. Langone owns 81%, and 1,885,000 shares owned by Invemed Catalyst Fund, LLP managed by Invemed Catalyst General Partnership, LLC, of which Mr. Langone has voting power, which shares may be determined to be beneficially owned by him.

 (3) Includes 561,523 shares that he has a right to purchase under presently exercisable stock options granted to him by the Company, 76,125 shares owned by his wife over which he has voting rights but disclaims any other beneficial ownership, which shares may be determined to be beneficially owned by him, and 7,500 shares of restricted stock with voting rights.

 (4) Represents less than one percent (1%) of the Company's common stock.

 (5) Includes 139,999 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, 100 shares owned by his wife and 100 shares owned by his minor child/children living with him, which shares may be determined to be beneficially owned by him, and 7,500 shares of restricted stock with voting rights.

 (6) Includes 141,145 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him, and 5,000 shares of restricted stock with voting rights.

 (7) Includes 141,829 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, 39,339 shares held in trust for the benefit of his children, which shares may be determined to be beneficially owned by him, and 5,000 shares of restricted stock with voting rights.

 (8) Includes 31,666 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him.

 (9) Includes 31,666 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him, and 3,950 shares owned by the Orr Family Trust over which he has voting power, which shares may be determined to be beneficially owned by him.

(10) Includes 122,572 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 77,011 shares owned jointly with his wife, which shares may be determined to be beneficially owned by him.

(11) Includes 16,666 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 1,320 shares owned by his wife over which he has voting rights, which shares may be determined to be beneficially owned by him.

(12) Includes 16,666 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 20,000 shares held by North Carolina Trust Company over which he has sole voting and dispositive power, which shares may be determined to be beneficially owned by him.

(13) Includes 73,747 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him, and 5,000 shares of restricted stock with voting rights.

(14) Includes 67,077 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him, and 5,000 shares of restricted stock with voting rights.

(15) Includes 1,386,222 shares that they have the right to purchase within sixty (60) days after June 25, 2000, under presently exercisable stock options granted to them by the Company, which shares may be determined to be beneficially owned by them, and restricted shares, which have voting rights, issued during the last fiscal year.

                            DIRECTORS' COMPENSATION

     Each director who is not an employee of the Company was paid, for serving on the Board during fiscal year ended June 25, 2000, a retainer at the rate of $24,000 per annum and an additional $1,000 for each meeting of the Board of Directors attended, as well as being reimbursed for reasonable expenses incurred in attending said meetings. Directors who are employees of the Company are paid an attendance fee of $1,000 for each meeting of the Board attended.

                     COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has four (4) standing committees: the Executive Committee, the Compensation Committee, the Audit Committee, and the Corporate Governance Committee. The Executive Committee (composed of Messrs. Mebane, Parke, Eller, Webster, Orr and Davis) met regularly during the year. The Compensation Committee (composed of Messrs. Carter, Langone, and Orr) met four times during the year. The Audit Committee (composed of Messrs. Carter, Orr, Bourne, and Ward as an ex-officio member) met four times during the year. The Corporate Governance Committee (composed of Messrs. Carter, Bourne, Davis, and Sir Greenbury) met three times during the year.

     The Board of Directors has no Nominating Committee; however, in relation to nominations, the Corporate Governance Committee recommends to the Board nominees for election as directors. The Corporate Governance Committee will consider those recommendations by shareholders which are submitted with biographical and business experience information to the Committee Chairman, in compliance with the Shareholder Proposals provision, hereinafter set forth.

     The Executive Committee has, except to the extent prohibited by the Business Corporation Law of the State of New York, all the powers of the Board in the management of the Company. All important actions taken by the Executive Committee are required to be reported to the Board at the meeting next succeeding such action.

     The Compensation Committee's duties include, reviewing and recommending compensation of principal officers, salary policy, benefit programs, future objectives and goals of the Company, and recommending and approving the granting of options to eligible persons under the Company's incentive and non-qualified stock option plans.

     The Audit Committee's function is to be aware of the financial reporting procedures of the Company, review with the independent auditors the plans and results of the audit engagement, and to investigate when called upon and recommend such changes as deemed desirable to the Board. The control over the financial reports of the Company is the function of Management and the objective of this committee is to act as liaison with the Board in a recommendation capacity.

     The Corporate Governance Committee's duties include, considering candidates for the board recommended by shareholders, recommending candidates for membership on the board and board committees, overseeing matters of corporate governance, including board performance, reviews and recommending compensation of non-employee directors.

     The Board of Directors met five (5) times during fiscal year 2000. All directors attended at least seventy-five percent (75%) of the meetings of the Board and the Committees of the Board during the period in which they served as a director or a committee member.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Mr. Langone is a director, controlling stockholder, and Chairman of the Executive Committee of Salem National Corporation. In fiscal year 2000, the Company paid Salem Leasing Corporation, a wholly-owned subsidiary of Salem National Corporation, $3,687,770 on leases of tractors and trailers, and for services thereto. The terms of the Company's lease with Salem Leasing Corporation are, in Management's opinion, no less favorable than the Company would have been able to negotiate with an independent third party for similar equipment and services.

     Mr. Langone is Chairman of the Board of Directors, principal shareholder, President and Chief Executive Officer of Invemed Associates, Inc., an investment firm. During fiscal year 2000, such firm performed certain advisory services for the Company and acted as broker on the repurchase of the Company's shares on the NYSE. Mr. Mebane owns in excess of ten percent (10%) of said firm's equity securities. The fees of $60,000 and commissions of $178,492 paid Invemed Associates, Inc. during the fiscal year ended in 2000 were, in the opinion of Management, fair and reasonable and as favorable to the Company as could have been obtained from unrelated third parties.

     Mr. Eller's son, C.W. Eller, is a controlling stockholder in Advantage Machinery Services, Inc. In fiscal year 2000, the Company paid Advantage Machinery Services, Inc. $2,058,072 for services rendered in moving machinery, erecting said machinery, and for contract labor. In the opinion of Management, the amount paid Advantage Machinery Services, Inc. for the work performed is fair and reasonable and as favorable to the Company as could have been obtained from unrelated third parties.

     The Company, in relation to Mr. Parke's move from Ireland to the United States to become the President and Chief Operating Officer of the Company, agreed to loan Mr. Parke, with the approval of the Board of Directors, sufficient funds for acquiring a home, making repairs and improvements thereto and other expenses relating to the move of he and his family to the U.S. The loan amounted to $1,160,741, of which $749,203 was used to purchase the property known as 1510 Edgedale Road, Greensboro, North Carolina, and is evidenced by Mr. and Mrs. Parke's Promissory Note to the Company for said amount, bearing interest at 6% per annum, payable annually beginning December 31, 1999, with the unpaid principal amount of said Note and all accrued and unpaid interest being due and payable in full on May 1, 2002, and secured by a first deed of trust on said property.

     The Company made a loan to Mr. Parke in connection with the restricted stock award granted to him under the 1999 Unifi, Inc. Long-Term Incentive Plan, in the principal amount of $37,750.80, with interest at the rate of 6.08% per annum, for payment of income taxes relating to said award. The loan is evidenced by a Promissory Note in the principal amount and is payable as follows: (a) interest only at the aforementioned rate is payable for the first four (4) years. The first payment of interest is due and payable on December 30, 2000, with annual payments of interest due and payable thereafter on December 30, 2001, 2002 and 2003; and (b) the principal of said loan plus all accrued interest at the aforementioned rate shall be due and payable on December 30, 2004.

     The Company made a personal loan on October 22, 1999 to Mr. Stewart Q. Little, a Senior Vice President of the Company, in the amount of $75,000. The loan is evidenced by a Promissory Note in the principal amount of $75,000 with interest at the rate of 6.5% per annum and is secured by the pledge of 5,000 shares of Unifi, Inc. Common Stock. The loan is payable as follows: (a) interest only at the aforementioned rate shall be due and payable on October 22, 2000, October 22, 2001 and October 22, 2002; and (b) the principal and interest of said loan at the aforementioned rate shall be payable in thirty-six
(36) monthly installments of $2,298.68 each beginning on November 22, 2002.

     The Company made a loan to Mr. Little in connection with the restricted stock award granted to him under the 1999 Unifi, Inc. Long-Term Incentive Plan, in the principal amount of $25,171.88, with interest at the rate of 6.08% per annum, for payment of income taxes relating to said award. The loan is evidenced by a Promissory Note in the principal amount and is payable as follows: (a) interest only at the aforementioned rate is payable for the first four (4) years. The first payment of interest is due and payable on December 30, 2000, with annual payments of interest due and payable thereafter on December 30, 2001, 2002 and 2003; and (b) the principal of said loan plus all accrued interest at the aforementioned rate shall be due and payable on December 30, 2004.

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     This report of the Compensation Committee ("Committee") of the Board of Directors sets forth the Company's compensation policies with respect to the executives of the Company, including the named executives for whom specific compensation information is reported in the accompanying summary compensation tables.

     The Compensation Committee during fiscal year 2000 was composed of non-employee directors. The Committee determines the compensation of the employee directors as well as other executive officers of the Company. It's duties also include the review of performance and approval of salaries and other types of compensation for senior management of the Company; advising senior management with respect to the range of compensation to be paid to other officers of the Company; and making recommendations to the full Board concerning benefit plans for the Company's directors, officers and employees, the granting of restricted stock and stock options under the 1999 Unifi, Inc. Long-Term Incentive Plan and recommending benefit programs and future objectives and goals of the Company.

In General

     The primary goal of the Compensation Committee in setting executive compensation is: (i) to ensure that the Company's compensation program for executive officers attracts and retains qualified, talented, and highly motivated personnel, links executive compensation to corporate and individual performance, and is administered in an equitable manner; and (ii) to align the interest of the executives with those of our shareholders and also with the Company's performance.

     The annual and long-term incentive portions of the executive's compensation are intended to achieve the committee's goal of aligning the executive's interest with those of our shareholders and with Company performance. These portions of an executive's compensation are placed at risk and are linked to the accomplishment of specific results that are designated to benefit our shareholders and the Company, both in the long and short term. As a result, during years of excellent performance, the executives are provided the opportunity to earn a higher competitive level of compensation and, conversely, in years of below average performance, their compensation may be below competitive levels.

     The Committee has considered the impact of Section 162(m) of the Code on the Company's executive compensation program. Section 162(m) denies a public company a deduction, except in limited circumstances, for compensation paid to "covered employees," i.e., those employees named in the "Summary Compensation Table" below, to the extent such compensation exceeds $1,000,000. Based on its review of the likely impact of Section 162(m), the Committee may in the future recommend changes to the Company's benefit plans in order to qualify compensation paid to covered employees for such exception.

Base Salaries

     The Compensation Committee recommends to the Board of Directors base salaries they think are fair and reasonable for the services rendered by the respective executive officers and to retain his or her services. The Committee evaluates the base salary of each of the executive officers on an annual basis, or more frequently if appropriate, and recommends to the entire Board any changes in such base salary levels. In making such evaluations and recommendations, the Committee considers the historical practices of the Company, the officer's leadership and advancement of the Company's long term strategy, plans and objectives, individual performance and contribution to the Company's success and salary levels of other executives holding similar positions in certain other textile companies. Base salary adjustments are approved by the full Board. Mr. Mebane's and Mr. Eller's base salaries are covered by Employment Agreements.

Annual Incentive Compensation

     The Committee designed the annual bonus component of incentive compensation to align officer pay with the annual performance of the Company, based on corporate earnings per share objectives. Bonuses, if any, recommended by the Committee are subject to the approval of the full Board. No bonuses were awarded to the named executive officers during the last fiscal year.

Outstanding Stock Options

     The Company had six stock option plans (excluding the 1999 Unifi, Inc. Long-Term Incentive Plan), to wit: the 1996 Incentive Stock Option Plan; the 1996 Non-Qualified Stock Option Plan; the 1992 Incentive Stock Option Plan;

the 1987 Non-Qualified Stock Option Plan; the 1982 Incentive Stock Option Plan; the Unifi Employee Stock option Plan (this Plan was acquired in the Vintage Yarns, Inc. merger). No additional options will be granted under any of the aforesaid six option plans however, all outstanding option grants remain in full force and effect.

Long Term Awards

     The 1999 Unifi, Inc. Long-Term Incentive Plan ("1999 Plan") was approved by the shareholders at their 1999 Annual Meeting. The Plan provides for the grant of any or all of the following types of awards: stock grants as either incentive stock options ("ISO's") or non-qualified stock options ("NQSO's"), restricted stock awards and performance based awards.

     Stock Options -- Original stock grants under the 1999 Plan specified that the exercise price of one-third of the granted shares shall be the fair market value of said stock on the date of grant, one-third of the granted shares shall be exercisable at the fair market value of said stock on the date of grant plus 6%, and the remaining one-third of the granted shares shall be exercisable at the fair market value of said stock on the date of grant plus 12%. The grants shall become exercisable 20% on the first year anniversary and 20% on the second, third, and fourth years' anniversary, respectively, and the remaining 20% of granted shares on the fifth year anniversary, and unless otherwise provided, may be exercised until the earlier of ten (10) years from the date of grant or, as to the number of shares then exercisable, upon termination of employment of the participant other than by death, disability, retirement, or change of control, when all options vest.

     Restricted Stock -- Restricted stock awards for 129,500 shares were granted under the 1999 Unifi, Inc. Long-Term Incentive Plan ("1999 Plan") to employees, including the executive officers, during the last fiscal year. The shares of restricted stock may not be sold, assigned, transferred, pledged, or otherwise encumbered until the expiration of each "Restricted Period". The Restricted Period begins on the date of grant and the shares are vested and released from restriction as follows: 20% on the first anniversary of the grant date and 20% on the second, third, fourth and fifth years' anniversary dates, respectively. If termination of employment does not occur during a Restricted Period, then at the end of such Restricted Period 20% of the shares of restricted stock shall vest and be free of all restriction, subject to the rules and regulations of the Securities and Exchange Commission. Termination of employment with the Company for any reason other than death, disability or retirement after age 57, with the approval of the Committee, or a change in control of the Company, prior to the end of a Restricted Period, shall cause forfeiture of the remaining restricted stock as of the date of such termination.

2000 Compensation for Chief Executive Officer

     Mr. Mebane, the Chairman of the Board and Chief Executive Officer ("CEO"), resigned as CEO effective January 26, 2000, and Mr. Parke became President and CEO of the Company.

     Mr. Mebane's base salary was $800,000, as provided in his Employment Agreement. All other compensation paid to him during the past fiscal year was based upon the same factors generally applicable to compensation paid to other executives of the Company. He did not receive any cash bonus compensation in the fiscal year.

     Compensation paid to Mr. Parke as CEO during the fiscal year was based on the same factors generally applicable to compensation paid to other executives of the Company. In January 2000, Mr. Parke was elected President and Chief Executive Officer and in April 2000 the Board of Directors increased his base salary from $500,000 to $750,000 per annum, effective May 1, 2000. He did not receive any cash bonus compensation in the fiscal year.

Committee's Judgment

     It is the judgment of the Committee that in 2000, and for the three fiscal years ending June 25, 2000, the total compensation to the executives was appropriate for the performance of the Company and to retain and motivate such executives in the future. The foregoing report has been furnished by the members of the following Committee:

                            Compensation Committee:

                            Donald F. Orr
                            Charles R. Carter
                            Kenneth G. Langone

                   EXECUTIVE OFFICERS AND THEIR COMPENSATION

     The following table sets forth information for fiscal years ended June 2000, 1999 and 1998, as to compensation paid by the Company and its subsidiaries (for the purpose of this section, collectively referred to as "Company") to the Chief Executive officer ("CEO"); Mr. Mebane was CEO from June 28, 1999 through January 26, 2000, at which time Mr. Parke became CEO, which position he continues to hold; and the other four most highly compensated executive officers for services rendered in all capacities during the last three (3) fiscal years.

                    UNIFI, INC. Summary Compensation Table

                                       Annual Compensation
                                     -----------------------
                                                                Other Annual
Name and Principal Position    Year     Salary      Bonus     Compensation (1)
----------------------------- ------ ----------- ----------- ------------------
G. Allen Mebane, IV           2000    $800,000    $     --        $ 44,753
Chairman of the Board,        1999    $800,000    $     --        $ 67,561
CEO and Director              1998    $800,000    $100,000        $140,376

Brian R. Parke                2000    $541,670    $     --        $ 18,310
President/COO/CEO             1999    $341,297    $100,000        $     --
and Director                  1998    $201,223    $ 90,000        $     --

Jerry W. Eller                2000    $420,000    $     --        $ 15,048
Executive Vice Pres.          1999    $420,000    $160,000        $ 15,230
and Director                  1998    $400,000    $160,000        $ 14,621

Willis C. Moore, III          2000    $310,000    $     --        $ 20,266
Chief Financial Officer       1999    $310,000    $155,000        $ 19,969
and Sen. Vice President       1998    $300,000    $155,000        $ 21,917

G. Alfred Webster             2000    $260,000    $     --        $ 16,093
Executive Vice Pres.          1999    $260,000    $145,000        $ 16,772
and Director                  1998    $250,000    $135,000        $     --

Stewart Q. Little             2000    $225,000    $     --        $ 21,680
Senior Vice President         1999    $225,000    $127,000        $ 19,242
                              1998    $220,000    $127,000        $ 25,938



                                                     Options
                              ------------------------------------------------------
                                 Restricted       Securities
                                   Stock          Underlying          All Other
Name and Principal Position    Awards ($)(2)   Options/SARs (#)  Compensation ($)(3)
----------------------------- --------------- ----------------- --------------------
G. Allen Mebane, IV               $ 83,906         429,051(4)         $ 55,387
Chairman of the Board,            $     --          20,000(5)         $ 38,244
CEO and Director                  $     --              --            $ 43,031

Brian R. Parke                    $ 83,906         268,159(4)         $ 24,415
President/COO/CEO                 $     --          65,000(6)         $ 35,514
and Director                      $     --              --            $ 11,917

Jerry W. Eller                    $ 55,938         112,626(4)         $ 27,188
Executive Vice Pres.              $     --          15,000(7)         $ 25,574
and Director                      $     --              --            $ 30,206

Willis C. Moore, III              $ 55,938          83,131(4)         $ 17,866
Chief Financial Officer           $     --          25,000(5)         $ 17,134
and Sen. Vice President           $     --              --            $ 21,642

G. Alfred Webster                 $ 55,938          69,722(4)         $ 24,376
Executive Vice Pres.              $     --          15,000(5)         $ 22,794
and Director                      $     --              --            $ 27,014

Stewart Q. Little                 $ 55,938          60,336(4)         $ 18,176
Senior Vice President             $     --          15,000(5)         $ 16,890
                                  $     --              --            $ 21,759

----------
Footnotes:

(1) As permitted by the Securities and Exchange Commission's rules regarding disclosure of executive compensation in proxy statements, this column excludes perquisites and other personal benefits of the named executive officer if their total cost is less than $50,000. The amounts reported under "Other Annual Compensation" are the approximate incremental cost to the Company of their respective personal travel expense, where applicable.

(2) Amounts in this column reflect the aggregate market value of shares of restricted stock awarded under the Company's 1999 Long-Term Incentive Plan ("Plan") based on $11.1875 per share which was the closing price of the Company's common stock on October 21, 1999, the date the award was made. The number of restricted shares awarded under the Plan in fiscal 2000 were as follows: to Messrs. Mebane and Parke -- 7,500 shares respectively; and to Messrs. Eller, Webster, Moore and Little -- 5,000 shares respectively; with the shares being released from restriction over a 5 year period -- 20% being released on the first anniversary of the grant date and 20% being released on the second, third, fourth and fifth years' anniversary dates, respectively, or upon termination due to death, disability, retirement after age 57, with the approval of the Compensation Committee, or upon a change in control. The market value does not reflect that the shares are restricted. The number and aggregate market value of the non-vested restricted shares of common stock as of June 25, 2000 for the six named executives are: 7,500 shares -- $94,571 for Mr. Mebane; 7,500 shares -- $94,571 for Mr. Parke; 5,000 shares -- $63,047 for Mr. Eller; 5,000 shares -- $63,047 for Mr. Webster; 5,000 shares -- $63,047 for Mr. Moore; and 5,000 shares -- $63,047 for Mr. Little. Dividends, to the extent declared and paid by the Company in the future, are payable to these individuals on shares of restricted stock owned by them. Additional information relating to the restricted stock awards granted is set forth on page 9.

(3) The components of the amounts shown in this column consists of the following: (i) a director's fee of $5,000 each paid to Messrs. Mebane, Parke, and Webster, and a director's fee of $4,000 paid to Mr. Eller; (ii) payments of the Company's portion of the premiums on the split-dollar life and other life insurance in 2000, 1999, and 1998, respectively, amounted to:
    Mr. Mebane -- $33,096, $17,640 and $17,640; Mr. Parke -- $2,327, $8,718 and
    $7,446; Mr. Eller -- $5,897, $4,970 and $4,815; Mr. Moore -- $1,242, $1,210
    and $1,129; Mr. Webster -- $2,259, $2,190 and $1,623; and Mr. Little --
    $1,001, $957 and $682; (iii) beneficial income to Mr. Parke from loan forgiveness in 2000, 1999 and 1998 of $0, $10,675 and $4,471, respectively; and (iv) allocation of the Company's contribution to the Profit Sharing Plan in 2000, 1999 and 1998, respectively to: Mr. Mebane -- $17,291, $16,604 and
    $21,391; Mr. Parke -- $17,088, $16,121 and $0; Mr. Eller -- $17,291, $16,604
    and $21,391; Mr. Moore -- $16,624, $15,924 and $20,513; Mr. Webster --
    $17,117, $16,604 and $21,391; and Mr. Little -- $17,175, $15,933 and
    $21,077. No distributions were made under the Profit Sharing Plan to any of the executive officers.

(4) Amounts in this column reflect the number of stock options granted each year to the listed individuals. The shareholders approved the 1999 Unifi, Inc. Long-Term Incentive Plan in October 1999 and options were granted for the first time under said Plan in October 1999. The options vest 20% on the first anniversary of the grant date, with 20% of said options vesting on the second, third, and fourth years' anniversary dates, respectively, and the balance of said options vesting on the fifth year's anniversary date. Further information relating to the stock options granted is set forth on page 9.

(5) Options granted under the 1996 Incentive Stock Option Plan which vest in three approximately equal increments.

(6) Includes 15,000 options granted under the 1996 Incentive Stock Option Plan which vest in three approximately equal increments and 50,000 options granted under the 1996 Non-Qualified Stock Option Plan which are fully vested.

(7) Options granted under the 1996 Non-Qualified Stock Option Plan which are fully vested.

                     OPTION GRANTS IN FISCAL YEAR 2000 (1)

   [Graph appears here with the following values.]

                                                                        Potential Realized Value
                                                                    at Assumed Annual Rates of Stock
                      Individual Grants                                    Price Appreciation
          -----------------------------------------              ---------------------------------------
                        % of Total
           Options   Options Granted   Exercise or                                            Present
           Granted     to Employees     Base Price   Expiration                                Value
Name         (#)      in Fiscal Year    ($/Share)       Date        5% ($)      10% ($)        ($)(2)
--------- --------- ----------------- ------------- ------------ ----------- ------------- -------------
Mebane     143,017          7.2%        $ 11.1875    10/21/09     $993,682    $2,537,408    $1,094,652
           143,017          7.2%        $ 11.8587    10/21/09     $910,732    $2,454,172    $1,079,778
           143,017          7.2%        $ 12.5300    10/21/09     $826,924    $2,370,936    $1,064,905
Parke       89,387          4.5%        $ 11.1875    10/21/09     $621,061    $1,585,904    $  684,168
            89,386          4.5%        $ 11.8587    10/21/09     $569,210    $1,533,864    $  674,864
            89,386          4.5%        $ 12.5300    10/21/09     $516,830    $1,481,841    $  665,568
Eller       37,542          1.9%        $ 11.1875    10/21/09     $260,842    $  666,070    $  287,346
            37,542          1.9%        $ 11.8587    10/21/09     $239,067    $  644,221    $  283,442
            37,542          1.9%        $ 12.5300    10/21/09     $217,068    $  622,371    $  279,538
Moore       27,711          1.4%        $ 11.1875    10/21/09     $192,536    $  491,649    $  212,100
            27,710          1.4%        $ 11.8587    10/21/09     $176,457    $  475,504    $  209,211
            27,710          1.4%        $ 12.5300    10/21/09     $160,219    $  459,376    $  206,329
Webster     23,241          1.2%        $ 11.1875    10/21/09     $161,478    $  412,342    $  177,887
            23,241          1.2%        $ 11.8587    10/21/09     $147,999    $  398,816    $  175,470
            23,241          1.2%        $ 12.5300    10/21/09     $134,374    $  385,273    $  173,045
Little      20,112          1.0%        $ 11.1875    10/21/09     $139,738    $  356,827    $  153,937
            20,112          1.0%        $ 11.8587    10/21/09     $128,073    $  345,122    $  151,846
            20,112          1.0%        $ 12.5300    10/21/09     $116,288    $  333,417    $  149,754

----------
Footnotes:

1) Total amount granted in FY 2000 equals 1,975,570. These options were granted under the 1999 Unifi, Inc. Long-Term Incentive Plan and are intended to constitute incentive stock options as that term is used in Code ss.422. If, as a result of options granted to the named individual under this Plan and all plans of the Company, the aggregate fair market value (FMV) of said stock (determined as of the time the option is granted), with respect to which incentive stock options are exercisable for the first time by the participant during any fiscal year under this Plan, would exceed $100,000, any excess amount will be treated as non-qualified stock options. The first one-third of the options granted were at an exercise price equal to the FMV of the stock on the grant date which was $11.1875, with the exercise price of the second one-third of the options being increased by 6% and the final one-third of the options being increased by 12%.

2) The Grant Date Present Value was calculated using the Black-Scholes option valuation model. Assumptions used in the calculation of the Black-Scholes values are as follows:
   Option Exercise and Stock prices on ISO's and NQSO's is: $11.1875 for the first one-third of the options, $11.8587 for the second one-third of said options, and $12.5300 for the remaining one-third of said options. Expected Dividend Yield: 0% -- Risk-Free Rate: 6.0% -- Term: 10 Years --
   Volatility: 49.5%
   The actual value of the options will depend on the market value of the Company's common stock when the options are exercised.

                    OPTION EXERCISES AND OPTION/SAR VALUES

     The net value realized upon the exercise in fiscal year 2000 of previously granted options and the number and value of unexercised options are shown in the following table.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR
                                    Values

                                           Number of Unexercised          Value of Unexercised
                                               Options/SARs             In-the-Money Options/SARs
            Shares Acquired    Value         at Year End(1)(2)               at Year End(3)
              on Exercise     Realized ----------------------------- -------------------------------
Name              (#)          ($)(4)   Exercisable   Unexercisable   Exercisable   Unexercisable(2)
---------- ----------------- --------- ------------- --------------- ------------- -----------------
 Mebane           0             $ 0       561,523        435,718          $ 0           $322,067
 Parke            0             $ 0       139,999        273,160          $ 0           $201,294
 Eller            0             $ 0       141,145        112,626          $ 0           $ 84,543
 Moore            0             $ 0        73,747         91,465          $ 0           $ 62,403
 Webster          0             $ 0       141,829         74,723          $ 0           $ 52,337
 Little           0             $ 0        67,077         65,337          $ 0           $ 45,291

----------
Footnotes:

1) Stock options granted under the 1996 Incentive Stock Option Plan on 10/22/98 are subject to a three year vesting schedule. One-third were vested at the time of grant, one-third were vested and became exercisable on 10/22/99 and the final one-third will vest and be exercisable on 10/22/00.

2) Stock options granted under the 1999 Unifi, Inc. Long-Term Incentive Plan on 10/21/99 are exercisable as follows: one-fifth on October 21, 2000, one-fifth on October 21, 2001, one-fifth on October 21, 2002, one-fifth on October 21, 2003 and one-fifth on October 21, 2004.

3) The fair market value of the Company's common stock fiscal year-end, June 25, 2000, was $12.6094. An option is "in-the-money" if the market value of the common stock exceeds the exercise price.

4) Value represents fair market value at exercise minus the exercise price.

                     EMPLOYMENT AND TERMINATION AGREEMENTS

Employment Agreement with Mr. Mebane

     The Company has an Employment Agreement with Mr. Mebane which provides that from July 1, 1990, through June 30, 2000, (the "executive period"), Mr. Mebane would receive a salary of $800,000 per annum, plus such additional compensation and bonuses as may be awarded, from time to time, by the Board of Directors of the Company and is entitled to receive Directors' Fees; and from July 1, 2000, until June 30, 2005, (the "consultant period"), Mr. Mebane would receive annual compensation equal to one-fourth of the base compensation being paid to him during the last year of his executive employment.

Employment Agreement with Mr. Eller

     The Company entered into an Agreement with Mr. Eller under which Mr. Eller's employment would continue for a two-year period commencing on February 1, 1999 and terminating on January 31, 2001 ("Termination Date"). The Termination Date could be accelerated by mutual consent. During his continued employment, he would: (a) receive the same base salary he was receiving on the date of his Agreement, subject to change by the Board of Directors, plus such additional compensation and bonuses as may be awarded to him from time to time;
(b) have the same rights and privileges to participate in any retirement, profit sharing, insurance plans and other benefits provided for other executive officers and key employees; and (c) receive, for his unexercised incentive stock options granted from time to time, new non-qualified stock options, immediately exercisable, for the same number of shares, at the same exercise price, and with the same expiration date as provided in the terminated incentive stock options. Upon his retirement, the Company will: (a) pay to him within ten (10) days the sum of $126,000; (b) pay to him $1,160,000 in 36 equal monthly installments, beginning February 1, 2001; (c) provide Mr. Eller and his family, until he obtains the age of 65, on conditions set forth in said Agreement, the following: (i) medical and dental insurance as provided to executive officers covered by the terms of the Company's Employee Welfare Benefit Plan; and (ii) continue to pay the premiums on the life insurance policies covering Mr. Eller, currently owned by the Company under the split dollar arrangement.

Severance Employment Agreements with Messrs. Mebane, Parke, Moore, and Little

     The Company has Severance Employment Agreements with Messrs. Mebane, Parke, Moore, and Little. The agreements provide that if said officers' employment is terminated involuntarily, other than by death or disability or cause, or voluntarily, other than for good reason, after a change in control of the Company, such officer may receive certain benefits. The present value of the benefits will be 2.99 times such officers' average annual taxable compensation paid during the five (5) calendar years preceding the change in control of the Company limited to the amount deductible by Unifi, Inc. and as may be subject to excise taxes under the Internal Revenue Code, all as determined by the Company's Independent Certified Public Accountants, whose decision shall be binding upon the Company and the officers. A change in control is deemed to occur if someone acquires twenty percent (20%) or more of the outstanding voting stock of the Company, or if there is a change in the majority of directors under specified conditions within a two (2) year period. The benefits under these contingent employment agreements are, as noted, contingent and therefore not reported under the Summary Compensation Table.

            PERFORMANCE GRAPH -- SHAREHOLDER RETURN ON COMMON STOCK

              Comparison of 5 Year Cumulative Total Return* Among
            Unifi, Inc., The NYSE Composite Index, and a Peer Group

[Graph appears here with the following values.]

      Comparison of Five Year Cumulative Total Return* Among Unifi, Inc.,
           New York Stock Exchange Composite Index and a Peer Group

Company             June 1995     June 1996     June 1997     June 1998     June 1999      June 2000
----------------   -----------   -----------   -----------   -----------   -----------   ------------
Unifi, Inc.         $ 100.00      $ 114.37      $ 152.17      $ 143.39      $  77.45       $  52.59
NYSE Composite      $ 100.00      $ 123.08      $ 158.46      $ 198.30      $ 222.08       $ 220.30
Peer Group          $ 100.00      $ 105.94      $ 118.99      $ 143.07      $ 109.63       $  69.02

----------
* $100 invested on June 25, 1995 in stock or on June 30, 1995 in index -- including reinvestment of dividends.

                            NEW YORK STOCK EXCHANGE

     Unifi, Inc.'s Common Stock trades on the New York Stock Exchange (NYSE) under the symbol "UFI", with the closing price of said stock on September 18, 2000, being $11.09375 per share.

                     INFORMATION RELATING TO THE COMPANY'S
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Ernst & Young LLP, the Company's Independent Certified Public Accountants for fiscal year ended June 25, 2000, is expected to be present at the shareholders' meeting, at which time a representative will have an opportunity to make a statement if he/she so desires and to answer appropriate questions from shareholders.

                         COMPLIANCE WITH SECTION 16(a)
                      OF THE SECURITIES AND EXCHANGE ACT

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and any person who owns more than ten percent of the Company's stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) reports they filed.

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representation that no other reports were required, all such Section 16(a) filing requirements have been made during fiscal year ended June 25, 2000.

                             SHAREHOLDER PROPOSALS

     Proposals which shareholders intend to present at the Company's 2000 Annual Meeting of the Shareholders pursuant to Rule 14a-8 promulgated under the Securities and Exchange Act of 1934, as amended, and wish to have included in the Company's proxy materials must be received by the Company no later than May 25, 2001. If a proponent fails to notify the Company by August 11, 2000 of a non-Rule 14a-8 shareholder proposal which it intends to submit at the Company's 2000 Annual Meeting of the Shareholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

                                 OTHER MATTERS

     The Management of the Company is not aware of any other matters which may be presented for action at the meeting other than those set forth herein. However, should any other matter requiring the vote of the shareholders arise, it is intended that shares represented by proxies in the accompanying form will be voted by the persons named in the proxy in accordance with their best judgment.

                                        By Order of the Board of Directors

                                        /s/ Clifford Frazier, Jr.

                                        CLIFFORD FRAZIER, JR.
                                        Secretary

Greensboro, North Carolina
September 26, 2000

                                  UNIFI, INC.

                       ANNUAL MEETING, OCTOBER 26, 2000

            PLEASE DATE, SIGN AND DETACH THE PROXY CARD BELOW, AND
              RETURN IN THE ENCLOSED BUSINESS REPLY ENVELOPE TO:


                                  UNIFI, INC.
                         C/O FIRST UNION NATIONAL BANK
                               PROXY TABULATION
                                P.O. BOX 217950
                           CHARLOTTE, NC 28254-3556


                      (arrow) FOLD AND DETACH HERE (arrow)
   -----------------------------------------------------------------------------
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED, IN WHICH CASE THE PROXY WILL BE VOTED AS SPECIFIED.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated September 26, 2000, and the Proxy Statement furnished therewith.

      Dated this   day of             , 2000.
                ---       ------------
                                             _____________________________(SEAL)

                                             _____________________________(SEAL)

                                            NOTE: Signature should agree with
                                            name on stock certificate as
                                            printed hereon. Executors,
                                            administrators, trustees and other
                                            fiduciaries should so indicate when
                                            signing. If the signer is a
                                            corporation, please sign in full
                                            corporate name, by duly authorized
                                            officer.

                                            This Proxy is Solicited on Behalf
                                            of the Board of Directors. Please
                                            date, sign and return this Proxy.
                                            Thank you.

                      (arrow) FOLD AND DETACH HERE (arrow)
   -----------------------------------------------------------------------------
  The undersigned hereby appoints Willis C. Moore, III and C. Clifford
  Frazier, Jr., or either of them, with full power of substitution, as attorneys and proxies to represent and vote all shares of Unifi, Inc. Common Stock which the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held at the corporation's Plant T-5 facility at 1641 Shacktown Road, in Yadkinville, North Carolina, on Thursday, October 26,
  2000, at 10:00 A.M. Eastern Daylight Savings Time, and any adjournment or adjournments thereof as follows:

     PROPOSAL NO. 1 -- Election of Directors
              [ ] To vote FOR all nominees listed below        [ ] WITHHOLD AUTHORITY to vote for
                  (except as marked to the contrary below)         all nominees listed below

    Nominees: G. Allen Mebane, IV, Brian R. Parke, J.B. Davis and R. Wiley Bourne, Jr.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

     -------------------------------------------------------------------------
  The undersigned hereby authorizes the proxies, in their discretion, to vote on any other business which may properly be brought before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.